Cyan Announces Preliminary Fourth Quarter 2013 Revenue

PETALUMA, Calif., January 6, 2014, Cyan (NYSE:CYNI), a leading provider of software-defined networking and packet-optical solutions for network operators, today announced preliminary revenue results for the fourth quarter of 2013 ended December 31, 2013.

Revenue for the fourth quarter of 2013 is expected to be in the range of $20 million to $21 million, below the company’s previous guidance of $30 million to $33 million. This is largely a result of revenue from our largest customer decreasing by approximately 88% from $19 million in our third fiscal quarter to $2 million in the fourth quarter. Revenue for the full 2013 year is expected to be in the range of $116 million to $117 million. For the year, revenue excluding our largest customer is expected to be in the range of $70 million to $71 million, an increase of 32% to 34% in 2013 over 2012.

“We are very disappointed with our preliminary fourth quarter 2013 revenue results, which were significantly impacted by a sharp decline in orders from our largest customer,” said Mark Floyd, Cyan’s chief executive officer. “Although we expect revenue from this customer to represent a meaningful portion of our revenue in future periods, we expect that it will continue to fluctuate from quarter-to-quarter. As we previously noted, our business in the near term is substantially dependent on this customer while we ramp revenue from new accounts and expand our customer base.”

“On a positive note, in 2013, we saw increased momentum from several of the markets we serve, with revenue excluding our largest customer increasing 32% to 34% year-over-year. Additionally, we continued to make progress with our Tier-1 opportunities as lab trials and proof-of-concept activities continue. Our BluePlanet software is a key differentiator for Cyan and we remain confident in our long-term prospects and opportunity to capitalize on the widespread and fundamental shift to software defined WAN networks.”

In early February 2014, the company expects to announce the full results for the fourth quarter and year ended December 31, 2013, guidance for the first quarter of 2014, and an updated outlook for the full 2014 year. Company management will host a conference call to review the results on that day. Additional details about the conference call will be provided later in January.

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to statements relating to Cyan’s expected financial results for the fourth quarter and year ended December 31, 2013 as well as regarding future revenue from existing and new customers that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current expectations and involve a number of risks and uncertainties. Actual results and timing of events could differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: the ongoing review of our fourth quarter and fiscal year financial results by management and the audit of such results by our independent auditors; our ability to develop features and functionality that meet the requirements of existing and new customers; the adoption rate of our products, particularly our Blue Planet solution; and other risks and uncertainties related to our business. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to revise or update these forward-looking statements in light of new information or future events, other than as required by law. Results reported herein should not be considered as an indication of future performance.

About Cyan
Cyan enables network transformation. The company's software-defined network (SDN) solutions deliver orchestration, visualization, and scale to networks that, until now, have been static and hardware driven. Serving carriers, enterprises, governments, and data center operators globally, Cyan's open platforms provide multi-vendor control and visibility to network operators, making service delivery more efficient and profitable. Cyan solutions include Blue Planet SDN software, Z-Series packet-optical transport platforms, and Cyan Pro professional services. For more information, please visit www.cyaninc.com or follow Cyan on Twitter at http://twitter.com/CyanNews.

Source: Cyan, Inc.

Investor Relations Contact
The Blueshirt Group
Maria Riley
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ir@cyaninc.com